Exhibit 99.1

Workday Elects Michael Speiser to Board of Directors

Speiser, an AI Pioneer, Brings Deep Experience Building
High Growth Companies and World-Class Teams

PLEASANTON, Calif., June 20, 2024 -- Workday, Inc. (NASDAQ: WDAY), a leading provider of solutions to help organizations manage their people and money, today announced the election of Michael Speiser as an independent director of its Board of Directors. With more than three decades’ experience as a technology leader and venture capitalist, Speiser has a proven track record of building some of the fastest growing companies in the world, developing industry-leading products, and incubating some of the most pivotal AI technologies in the tech industry. His appointment to the Workday Board represents Workday’s commitment to AI innovation and continued global expansion – and the opportunity Speiser sees for the company to deliver on both.

Speiser is a managing director at Sutter Hill Ventures, and serves on the boards of several private companies and unannounced projects. From 2012 to 2014, Speiser served as the part-time CEO of Snowflake, Inc., and he’s served as a director since the company’s inception in 2012. He also served as founding CEO at Augment, Observe, Pure Storage, Inc., and others; and held executive leadership positions at Bix, Inc., Veritas Software, and Yahoo!.

Comments on the News
“I’m deeply passionate about helping engineering teams transform to embrace AI,” said Michael Speiser, independent director, Workday board of directors. “In its early days, Workday bet big on the cloud and now it’s doing the same with AI. It’s because of that, and the leadership of Carl and Aneel, that I’m most looking forward to working with the company’s leadership to support the next phase of Workday’s growth.”

“Workday has the opportunity to be one of the most enduring software companies of our time, and having the best innovators and leaders in our corner will help make that a reality,” said Carl Eschenbach, CEO, Workday. “Mike’s election to our board is a prime example of that. Through our work together at Snowflake Inc., I’ve seen firsthand his unparalleled expertise in AI, operations, and leadership, and I know Workday will benefit greatly from his skill set.”

“I’ve known Mike for a long time and he’s a builder at his core,” said Aneel Bhusri, co-founder and executive chair, Workday. “He has an incredible track record of building products that stand the test of time in addition to exceptional operations and venture capital expertise that will help us further accelerate our AI efforts. He also fully embodies Workday’s core values, with an emphasis on innovation and integrity, which is why we are thrilled to have him join our board.”

About Workday
Workday is a leading enterprise platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 10,500 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

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Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Investor Relations Contact:
Justin Furby
ir@workday.com

Media Contact:
Allison Kubota
media@workday.com